CONSENT OF INDEPENDENT AUDITORS





     We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-36004) of Public Storage, Inc., formerly Storage Equities, Inc., pertaining to the 1990 Stock Option Plan, the Registration Statement on Form S-8 (No. 33-55541) pertaining to the 1994 Stock Option Plan, the Registration Statements on Form S-3 (Nos. 333-00965 and 33-54755) and in the related prospectus and Registration Statements on Form S-4 (Nos. 33-64971 and 33-49696) and in the related prospectus of our report dated February 26, 1996 with respect to the consolidated financial statements and schedules of Public Storage, Inc. for the years ended December 31, 1995, 1994 and 1993 included in the Annual Report (Form 10-K), as amended by a Form 10-K/A (Amendment No. 2) dated May 14, 1996 for 1995 filed with the Securities and Exchange Commission.





                                             ERNST & YOUNG L L P
May 14, 1996
Los Angeles, California
                                   Exhibit-23